                                  EXHIBIT 10.2

                             DEVELOPMENT AGREEMENT

         THIS DEVELOPMENT AGREEMENT (this "Agreement"), dated as of ______________________, 1996, made between PROMUS HOTELS, INC., a Delaware corporation ("PHI"), EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership ("ENNS"), and TRUST LEASING, INC., a Tennessee corporation, successor-in-interest to McNeill Hotel Co., Inc., a Tennessee corporation ("TLI"), recites and provides:

                                   ARTICLE I
                              PURCHASE AND SALE OF
                          COMMON STOCK OF ENNS AND TLI

         1.1 Purchase and Sale of ENNS Common Stock. PHI, Equity Inns, Inc. (the "REIT") and TLI have entered into a Stock Purchase Agreement of even date herewith providing for the purchase by PHI of shares of common stock of the REIT, and under certain circumstances TLI, simultaneously with or in consideration of the closing of ENNS' purchase of hotel properties pursuant to this Agreement.

                                   ARTICLE II
                          PURCHASE AND SALE OF HOTELS

         2.1     Purchase and Sale of Hotels.

                 (a)      General Provisions.

                          (1)     PHI has agreed to sell and ENNS has agreed to
purchase a Homewood Suites in Hartford, Connecticut and a Hampton Inn in Northville, Michigan (collectively, the "Developed Hotels") in accordance with the terms of the Purchase and Sale Agreements attached hereto as Exhibits A and B, respectively (collectively, the "Developed Hotels Purchase Agreements").

                          (2)     PHI shall sell and ENNS shall purchase four
Homewood Suites to be developed by PHI in Clearwater, Florida, Phoenix-Camelback, Arizona, Scottsdale, Arizona, and San Antonio, Texas (collectively, the "PHI Development Hotels") in accordance with the terms of purchase and sale agreements in a form to be negotiated in good faith by the parties hereto (the "PHI Development Purchase Agreement").

                          (3)     ENNS has purchased from PHI land in Bartlett,
Tennessee, on which ENNS shall develop a Hampton Inn and Suites (the "ENNS Development Property"), in accordance with a purchase agreement attached hereto as Exhibit C (the "Bartlett Agreement").

                          (4)     The purchase prices for the Developed Hotels,
the PHI Development Hotels, and the ENNS Development Property (collectively, the "Hotels") is as set forth on Exhibit D. The project budget for each Hotel is set forth on Exhibit E.

                          (5)     The Closing Dates for ENNS' acquisition of
the Developed Hotels shall be as set forth in the Developed Hotels Purchase Agreements. The Closing Dates for each PHI Development Hotel shall be within 30 days subsequent to the date each such PHI Development Hotel is "Ready for Occupancy" as such term is defined in the PHI Development Purchase Agreement.

                          (6)     At each closing of a Hotel, the purchase
price for such Hotel shall be paid to PHI or its designee in immediately available funds and PHI shall deliver good and marketable title to each Hotel including, if applicable, to the real estate, improvements, personal property and inventory, free and clear of all liens, leases, and other encumbrances.

                          (7)     ENNS shall have the right to terminate any or
all of the purchase agreements with respect to a Hotel or an Additional Hotel in accordance with the terms of such agreements.

                 (b)      Provisions regarding PHI Development Hotels.

                          (1)     If actual development and construction costs
of PHI to complete construction of a PHI Development Hotel, exclusive of any fees for management, development or similar fees, fees payable to PHI or other soft costs (the "Excess Project Costs") exceeds the purchase price as set forth on Exhibit D for such PHI Development Hotel, then PHI shall give written notice to ENNS (the "Increased Cost Notice"). The Increased Cost Notice shall set forth by line item the increased costs for development and construction of such PHI Development Hotel, together with all available documentation and information supporting such costs. ENNS shall elect by written notice to PHI, no later than 30 days following the later of either (A) receipt by ENNS of the Increased Cost Notice or (B) seven days following the date such PHI Development Hotel is Ready for Occupancy as such term is defined in the PHI Development Purchase Agreement, to (i) purchase such PHI Development Hotel for a purchase price equal to the purchase price for such PHI Development Hotel as set forth on Exhibit D plus the Excess Project Costs as set forth in the Increased Cost Notice or (ii) terminate its right to acquire such PHI Development Hotel.

                          (2)     In no event shall ENNS be entitled to any
savings if the actual costs of developing and constructing any PHI Development Hotel is less than the purchase price set forth on Exhibit D for such PHI Development Hotel.

                 (c) Provisions regarding the ENNS Development Property. Subsequent to the acquisition by ENNS of the ENNS Development Property, PHI shall cooperate in developing the hotel to be located on the ENNS Development Property and agrees to consider granting a franchise to TLI to operate the hotel as a Hampton Inn, Hampton Inn and Suites or a Homewood Suites hotel, as applicable, upon completion of development. In no event shall PHI be entitled to any savings if the actual costs of developing and constructing the ENNS Development Property are less than the project budget set forth on Exhibit E for the ENNS Development Property. PHI shall not be responsible for any costs, fees or expenses that exceed either the purchase price or the project budget for the ENNS Development Property set forth on Exhibits D and E.

                                  ARTICLE III
                         PURCHASE OF ADDITIONAL HOTELS

         3.1 Offer of Additional Hotels. For a period of four consecutive 12-month periods (the "Offer Period") beginning on the closing date of the acquisition by ENNS of the first PHI Development Hotel, PHI shall use its reasonable best efforts to offer to ENNS (each, an "Offer") the exclusive and initial opportunity to purchase upon completion by PHI or to develop up to three Homewood Suites hotels, Hampton Inn hotels or any other hotel franchise brand offered by PHI (each, an "Additional Hotel"), which shall be in addition to and exclusive of the Hotels. PHI shall not be required to offer more than 40% of any such projects. Notwithstanding the foregoing sentence, PHI shall be under no obligation to provide any Offers to ENNS.

         3.2 Notice of Offer. During the Offer Period, PHI shall submit to ENNS with each Offer a description of the Additional Hotel and shall provide to ENNS the same type of documentation presented to ENNS in connection with the PHI Development Hotels, including without limitation, the purchase price for the site for the Additional Hotel, marketing studies, development budgets, operating budgets, financial projections, and, if available, title information and property surveys (collectively, the "Offer Documentation"). ENNS shall have 45 days following receipt of all the Offer Documentation to evaluate the Offer Documentation. If ENNS fails to notify PHI in writing of its intent to accept the Offer and, if applicable, to undertake either acquisition or development of the Additional Hotel described in the Offer within 45 days following receipt by ENNS of the Offer Documentation, then ENNS shall be deemed to have waived its right to accept such Offer.

         3.3 Exercise of Offer. If ENNS notifies PHI that it will accept an Offer, then simultaneously with such acceptance ENNS shall provide to PHI a duplicate purchase agreement (an "Additional Hotel Agreement") executed by ENNS in substantially the same form as the PHI Development Purchase Agreement if PHI is to develop the Additional Hotel or in substantially the same form as the Bartlett Agreement if ENNS is to develop the Additional Hotel with modifications or amendments necessary to conform such Additional Hotel Agreement to the specifics of such Additional Hotel including purchase price, number of rooms and legal description. Within five days of receipt of such Additional Hotel Agreement, PHI shall execute and return one Additional Hotel Agreement to ENNS. The purchase price for an Additional Hotel to be developed by PHI shall be equal to the actual development and construction costs of PHI to complete construction of such Additional Hotel, exclusive of any fees for management, development or similar fees, fees payable to PHI or other soft costs. The purchase price for an Additional Hotel to be developed by ENNS shall be negotiated in good faith between the parties.

         3.4 Other Obligations of ENNS. During the Offer Period, ENNS shall use its reasonable best efforts to expend an aggregate of $100,000,000 to
(a) develop hotels which will operate under the Promus brand name, including the Additional Hotels and the Hotels and (b) acquire existing hotels for conversion to Promus brand hotels, subject to the offer and identification of acceptable development opportunities, adequate market conditions and availability of capital to ENNS.

                                   ARTICLE IV
                             LEASES AND MANAGEMENT

         4.1 Leases. ENNS, as lessor, and TLI, as lessee, shall enter into a percentage lease for each Hotel and each Additional Hotel in substantially the same form as Exhibit F effective as of the date of ENNS' acquisition of such Hotel or Additional Hotel, except that the percentage lease for the ENNS Development Property shall be executed on the day that the hotel located on the ENNS Development Property begins operation. PHI acknowledges that the rental provisions in the percentage leases for the PHI Development Hotels, the ENNS Development Property and the Additional Hotels will be negotiated on a case-by-case basis by ENNS and TLI.

         4.2 Management Agreements. Simultaneously with the execution of a percentage lease for a Hotel or an Additional Hotel, TLI shall enter into a management agreement with PHI for such Hotel or Additional Hotel for a period of 10 years and otherwise in accordance with the terms of the management agreement attached hereto as Exhibit G.

                                   ARTICLE V
                      PHI'S REPRESENTATIONS AND WARRANTIES

         To induce ENNS to enter into this Agreement and to purchase the Hotels and the Additional Hotels, PHI hereby makes the following representations, warranties and covenants, upon each of which PHI acknowledges and agrees that ENNS is entitled to rely and has relied:

         5.1 Organization and Power. PHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of PHI hereunder.

         5.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of PHI, has been duly executed and delivered by PHI, constitutes the valid and binding agreement of PHI and is enforceable in accordance with its terms. There is no other person or entity whose consent is required in connection with PHI's performance of its obligations hereunder.

         5.3 Noncontravention. The execution and delivery of, and the performance by PHI of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, the organizational documents governing PHI or any agreement, judgment, injunction, order, decree or other instrument binding upon PHI, or result in the creation of any lien or other encumbrance on any asset of PHI.

         5.4 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting PHI in any court or before any arbitrator or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (a "Governmental Body") which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which PHI is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement,
(b) could materially and adversely affect the business, financial position or results of operations of PHI, or (c) could materially and adversely affect the ability of PHI to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

         5.5 Bankruptcy. PHI has not commenced any bankruptcy, insolvency or similar proceeding, nor has any such proceeding been commenced against PHI.

         5.6 Brokerage Commission. PHI has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein. PHI shall indemnify, defend and hold ENNS and TLI harmless against all loss, liability and expense, including reasonable attorneys' fees and costs, suffered by ENNS and TLI due to a breach of the foregoing representation and warranty.

                                   ARTICLE VI
                      ENNS' REPRESENTATIONS AND WARRANTIES

         To induce PHI to enter into this Agreement and to sell the Hotels and the Additional Hotels, ENNS hereby makes the following representations, warranties and covenants, upon each of which ENNS acknowledges and agrees that PHI is entitled to rely and has relied:

         6.1 Organization and Power. ENNS is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of ENNS hereunder.

         6.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of ENNS, has been duly executed and delivered by ENNS, constitutes the valid and binding agreement of ENNS and is enforceable in accordance with its terms. There is no other person or entity whose consent is required in connection with ENNS' performance of its obligations hereunder.

         6.3 Noncontravention. The execution and delivery of this Agreement and the performance by ENNS of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, ENNS' partnership agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon ENNS or result in the creation of any lien or other encumbrance on any asset of ENNS.

         6.4 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting ENNS in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which ENNS is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of ENNS, or (c) could materially and adversely affect the ability of ENNS to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

         6.5 Bankruptcy. ENNS has not commenced any bankruptcy, insolvency or similar proceeding, nor has any such proceeding been commenced against ENNS.

         6.6 Brokerage Commission. ENNS has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein. ENNS shall indemnify, defend and hold PHI harmless against all loss, liability and expense, including reasonable attorneys' fees and costs, suffered by PHI due to a breach of the foregoing representation and warranty.

                                  ARTICLE VII
                      TLI'S REPRESENTATIONS AND WARRANTIES

         To induce PHI to enter into this Agreement and to sell the Hotels and the Additional Hotels, TLI hereby makes the following representations, warranties and covenants, upon each of which TLI acknowledges and agrees that PHI is entitled to rely and has relied:

         7.1 Organization and Power. TLI is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has all corporate powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of TLI hereunder.

         7.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of TLI, has been duly executed and delivered by TLI, constitutes the valid and binding agreement of TLI and is enforceable in accordance with its terms. There is no other person or entity whose consent is required in connection with TLI's performance of its obligations hereunder.

         7.3 Noncontravention. The execution and delivery of this Agreement and the performance by TLI of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, TLI's articles of incorporation, bylaws or any agreement, judgment, injunction, order, decree or other instrument binding upon TLI or result in the creation of any lien or other encumbrance on any asset of TLI.

         7.4 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting TLI in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which TLI is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of TLI, or (c) could materially and adversely affect the ability of TLI to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

         7.5 Bankruptcy. TLI has not commenced any bankruptcy, insolvency or similar proceeding, nor has any such proceeding been commenced against TLI.

         7.6 Brokerage Commission. TLI has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein. TLI shall indemnify, defend and hold PHI harmless against all loss, liability and expense, including reasonable attorneys' fees and costs, suffered by PHI due to a breach of the foregoing representation and warranty.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

         8.2 Assignments. Neither ENNS nor TLI may assign their rights hereunder without the prior consent of PHI; provided, however, TLI may assign its rights hereunder to a successor of substantially all of the assets of TLI. PHI may assign its rights hereunder to an affiliate or a successor of substantially all of the assets of PHI without the consent of ENNS or TLI otherwise PHI may not assign its rights hereunder without the prior consent of ENNS and TLI.

         8.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         8.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Tennessee.

         8.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         8.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         8.8 Costs. Except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

         8.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

If to PHI:                        Promus Hotels, Inc.
                                  785 Crossover Lane, Suite 141
                                  Memphis, Tennessee 38117
                                  Attn:    Ronald Halpern, Esquire
                                           Vice President and Deputy
                                           General Counsel
                                  Fax:     901/374-5050

If to ENNS:                       Equity Inns Partnership, L.P.
                                  c/o Equity Inns, Inc.
                                  4735 Spottswood Avenue, Suite 102
                                  Memphis, Tennessee  38117
                                  Attn:    Mr. Phillip H. McNeill, Sr.
                                  Fax:     901/761-3945

If to TLI:                        Trust Leasing, Inc.
                                  c/o Equity Inns, Inc.
                                  4735 Spottswood Avenue, Suite 102
                                  Memphis, Tennessee  38117
                                  Attn:    President
                                  Fax:     901/761-3945

Or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this Section.

         8.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

         8.11 Survival. All of the representations, warranties, covenants and agreements of PHI, ENNS, and TLI made in, or pursuant to, this Agreement shall survive closing of the transactions described herein and shall not merge into any deed delivered in connection with such transactions or any other document or instrument executed and delivered in connection herewith.

         8.12 Further Assurances. PHI, ENNS, and TLI each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         8.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto.

         8.14 Time of Essence. Time is of the essence with respect to every provision hereof.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, PHI, ENNS, and TLI have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

                           PHI:
                           ---

                           PROMUS HOTELS, INC., a Delaware corporation


                           By: /s/ Thomas L. Keltner
                              --------------------------------------------
                           Name: Thomas L. Keltner
                                 -----------------------------------------
                           Title: Sr. Vice President
                                  ----------------------------------------

                           ENNS:
                           ----

                           EQUITY INNS PARTNERSHIP, L.P., a Tennessee limited partnership

                           By: EQUITY INNS TRUST, a Maryland real estate investment trust, its general partner


                                   By: /s/ Phillip H. McNeill
                                      -------------------------------------
                                   Name: Phillip H. McNeill
                                         ----------------------------------
                                   Title: CEO
                                          ---------------------------------
                           TLI:
                           ---

                           TRUST LEASING INC., a Tennessee corporation


                           By: /s/ M. Spence Ray
                               --------------------------------------------
                           Name: M. Spence Ray
                                 ------------------------------------------
                           Title: Vice President
                                  -----------------------------------------

                                LIST OF EXHIBITS


         Exhibit A        -       Purchase and Sale Agreement - Homewood Suites, Hartford, Connecticut

         Exhibit B        -       Purchase and Sale Agreement - Hampton Inn, Northville, Michigan

         Exhibit C        -       Bartlett Purchase Agreement

         Exhibit D        -       Allocation of Purchase Price Among Hotels

         Exhibit E        -       Project Budget for PHI Development Hotels and ENNS Development Properties

         Exhibit F        -       Percentage Lease Form

         Exhibit G        -       Form of Management Agreement
